                                                                  EXHIBIT 10.4.1

                                 LEASE AGREEMENT

                                     BETWEEN




                             MDR FITNESS CORPORATION
                                   AS LANDLORD

                                       AND




                             DIAMONDDEPOT.COM, INC.
                                    AS TENANT



                            DATED: DECEMBER 14, 1999


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                             BASIC LEASE PROVISIONS

         The following is a summary of some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control.

1.      Building (See Section 1):              14001 N.W. 4th Street, Sunrise,
                                               Florida

2.      Premises:                              See Section 1

3.      Term (See Section 2):                  5 years
4.      Base Rent (See Sections 2 and 3):      $266,500.00
5.      Security Deposit:                      $44,416.00
6.      Landlord's Broker (See Section 53)     none
        Tenant's Broker (See Section 53):      none

7.      Notice Address:                        See Section 40




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                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter called the "Lease") is made and entered into this 14th day of December 1999, by and between MDR FITNESS CORPORATION, a Florida corporation (hereinafter called "Landlord"); and DIAMONDDEPOT.COM, INC, (hereinafter called "Tenant").

1. PREMISES. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord, for general office purposes the following described space: all of that certain one (1) story building (the "Building") consisting of 20,500 square feet and located on the real property described in Exhibit "A" attached hereto (the "Property") (hereinafter the Property and the Building are collectively called the "Premises"). The Building is more commonly known as the Aurafin Building.

2. LEASE TERM. Tenant shall have and hold the Premises for a term ("Term") commencing on January 1, 2000 (the "Commencement Date"), and shall terminate at midnight on the last day (the "Expiration Date") of the sixtieth (60) full calendar month thereafter, unless sooner terminated or extended as hereinafter provided.

3. BASE RENT. Tenant shall pay to Landlord, at 14101 N.W. 4th Street, Sunrise, FL 33325, or at such other place as Landlord shell designate in writing to Tenant, annual base rent ("Base Rent") in the amount set forth in the Basic Lease Provisions. The term "Lease Year", as used in the Basic Lease Provisions and throughout this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date and expiring on December 31, 2000 and the remaining Lease Years commencing on January 1, and expiring on December 31, of each such Lease Year.

4. RENT PAYMENT.

         (a) The Base Rent for each Lease Year shall be payable in annual installments, due on the first day of each Lease Year, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. An annual Installment of Base Rent together with an amount due as "Security Deposit" as described herein shall be due and payable on the date of execution of this Lease.

         (b) Effective as of January 2001 and each subsequent January, there shall be made a cost of living adjustment of the Base Rent payable hereunder. Each adjustment shall be based on the percentage difference between the Price Index for the preceding month of December and the Price Index for the Base Month. In the event the Price Index for December in any calendar year during the term of this Lease reflects an increase over the Price Index for the Base Month, then the Base Rent to be paid as of the January 1st next following such adjustment date shall be multiplied by the percentage difference between the


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Price Index for December and the Price Index for the Base Month, and the
resulting sum shall be added to such Base Rent effective as of such January 1st. In no event shall the Base Rent increase more than four (4%) percent per year.

         (c) For the purpose of calculating the cost of living adjustments, the following definitions shall apply: (i) for the Lease Year beginning January 1, 2001, the term "Base Month" shall mean January 2000, and for each subsequent Lease Year, the term "Lease Month" shall mean the immediately preceding January;
(ii) the term "Price index" shall mean the "Consumer Price index for All Urban Consumers" published by the Bureau of Labor Statistics of the United States Department of Labor, for South Florida, All Items, (1967=100) or any renamed local index covering the metropolitan Ft. Lauderdale area or any other successor or substitute index appropriately adjusted; and (iii) the term "Price Index for the Base Month" shall mean the Price Index for the Base Month.

5. LATE CHARGE. Other remedies for non-payment of Rent notwithstanding, if any Installment of Base Rent is not received by Landlord on or before five (5) days after the same is due interest shall accrue from the date five (5) days after such amount is past due at the highest rate permitted by applicable law.

6. USE OF PREMISES. Tenant shall use and occupy the Premises for general office purposes for a building of this type and nature (and for no other purpose). The Premises shall not be used far any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass.

7. DEFINITIONS. "Landlord," as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. "Tenant" shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned or sublet, shall also include Tenant's assignees or subtenants, as to the Premises, or portion thereof, covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

8. REPAIRS BY LANDLORD. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease.

9. REPAIRS BY TENANT. Except as provided in Section 12, Tenant shall, at its own cost and expense, maintain the Premises, in good repair and in a neat and clean, condition, including making all necessary repairs and replacements, subject to normal wear and tear, casualty and condemnation. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building caused by Tenant or Tenant's agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, or (ii) the moving of any property into or out of the Premises.



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10. ALTERATIONS AND IMPROVEMENTS. Except for minor, decorative alterations which do not affect the Building structure or systems, are not visible from outside the Premises, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord's written consent for such alterations or additions, which consent shall not be unreasonably withheld. Landlord and Tenant anticipate that Tenant shall make alterations to the Premises (the "Initial Tenant Improvements"). Tenant will furnish Landlord plans and specifications for any proposed alterations, additions or improvements, including the Initial Tenant Improvements. All costs of any such alterations, additions or improvements shall be borne by Tenant. All alterations, additions or improvements must be made in a good, first-class, workmanlike manner, and Tenant must maintain appropriate liability and builder's risk insurance throughout the construction. Tenant does hereby indemnify and hold Landlord harmless from and against all claims for damages or death of persons or damage or destruction of property arising out of the performance of any such alterations, additions or improvements made by or on behalf of Tenant. Any alterations, additions, improvements or repairs that are subject to Landlord's approval as provided above, shall be performed by a bonded licensed general contractor approved, in writing, by Landlord (such approval not to be unreasonably withheld).

         Landlord's interest in the real property encumbered hereby shall not be subject to liens or improvements made by the Tenant. Tenant shall notify the contractor making any improvements, of this provision, and the knowing or willful failure of the Tenant to provide such notice to the contractor shall, as provided by Fla. Stat. 713.10, render the contract between Tenant and the contractor voidable at the option of the Contractor. The Landlord's interest shall not be subject to liens for improvements made by Tenant and Tenant agrees to execute a short form lease agreement in recordable form which shall be recorded in the Public Records of Broward County, Florida, expressly prohibiting such liability.

11. TAXES, INSURANCE, UTILITIES AND MAINTENANCE EXPENSES:

         (a) Tenant agrees to pay throughout the Term, as additional rent, directly to the obligee of such amounts any and all such amounts as may be due and payable, when due, and otherwise defined herein below as Operating Expenses. If the Commencement Date or the Expiration Date does not fall an the first or last, as applicable, day of the calendar year, Tenant's payment of Operating Expenses for the applicable calendar year shall be appropriately prorated for the partial year, based on the number of days Tenant has occupied the Premises during that year such prorated amounts shall be payable as directed by Landlord, directly to Landlord or to the obligee.

         (b) Operating Expenses shall be defined to mean all those expenses of operating, servicing, managing, maintaining and repairing the Premises and the Building. The Tenant acknowledges and agrees that it is intended that this is a triple net lease that is completely carefree to the Landlord, except as expressly set out in this Lease, and the Tenant shall pay all charges, expenses, costs, and outlays of every nature and kind relating to the Premises except as expressly set out in this Lease, including but not limited to, property taxes, association fees, insurance and utilities applicable to the Premises.



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         (c) For the calendar year in which this Lease terminates, and is not extended or renewed, the provisions of this Section shall apply, but Tenant's obligation for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. If there is any shortfall in the amounts paid by Tenant as Operating Expenses for the last Lease Year pursuant to the terns of this Paragraph, Tenant shall pay the shortfall to Landlord within thirty (30) days of the date Tenant receives Landlord's statement.

12. SERVICE INTERRUPTION. Landlord shall not be liable to Tenant, its agents, employees, guests or invitees (and, if Tenant is a corporate, its officers, agents, employees, guests of invitees) for any damage caused to any of them due to or arising from the leaking of gas, water, sewer or steam pipes, or from electricity.

13. SIGNS. Tenant shall not place signs or other advertisement of any character upon the windows or exterior walls of the Premises except with the consent of Landlord which will not be unreasonably withheld or conditioned. Notwithstanding the foregoing, Tenant shall be permitted to place signage identifying the tenancy of Tenant on the Building; provided that the design, dimensions, construction and location of such signage is not prohibited by any applicable code, ordinance, statute, rule or regulation and all consents necessary from all governmental authorities having jurisdiction are reasonably obtainable and are first obtained.

14. ADVERTISING. Landlord may advertise the Premises as being "For Rent" at any time following a default by Tenant which remains uncured after the applicable grace period and at any time within ninety (90) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods Landlord may, subject to the limitations set forth in Section 19 hereof, exhibit the Premises to prospective tenants.

15. REMOVAL OF FIXTURES AND EQUIPMENT. If Tenant is not in default hereunder, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which have been placed in the Premises by Tenant, provided Tenant repairs all damages to the Premises caused by such removal.

16. ENTERING PREMISES. Landlord may enter the Premises at reasonable hours provided that Landlord's entry shall not unreasonably interrupt Tenant's business operations: (a) to make repairs, perform maintenance and provide other services described in Section 20 below which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; and (b) to inspect the Premises to see that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof. Notwithstanding the above, to the extent that Tenant shall deem its operations or other aspects regarding its occupancy of the Premises to be proprietary in any respect, Tenant shall be entitled to impose such security procedures as Tenant may deem advisable as to third parties entering the Premises, including, third parties deemed by Tenant to be a competitor of Tenant.

17. INDEMNITIES. Tenant does hereby indemnify and save harmless Landlord against all claims for damages to persons or property which are caused anywhere in the


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Building or on the Property caused by the negligence or willful misconduct of
Tenant, its agents, employees, invitees or subcontractors or which occur in the Premises (or arise out of actions taking place in the Premises) unless such damage is caused by the gross negligence or willful misconduct of Landlord, its agents, employees, invitees (but not independent contractors). The indemnity set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney's fees.

18. INSURANCE; WAIVERS.

         (a) Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

                  (i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.

                  (ii) Comprehensive General Liability insurance, casualty insurance and such other insurance covering the Building, including heating, ventilating and air conditioning equipment, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes or Tenant Improvements, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term.

         (b) All policies of the insurance required to be maintained by Tenant shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not lees than A-V in the most current available "Best's Insurance Reports", and licensed to do business in the state in which Building is located. Each and every such policy:

                  (i) shall name Landlord as an additional insured or loss payee, as applicable (as well as any mortgagee of Landlord and any other party reasonably designated in writing by Landlord).

                  (ii) shall contain a provision that the insurer will give to Landlord at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                  (iii) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

         (c) Any insurance provided for in Section 18 may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, with a deductible not to exceed $10,000.


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         (d) Notwithstanding anything to the contrary set forth hereinabove,
Tenant does hereby waive any and all claims for damage to or destruction of real or personal property to the extent such damage or destruction can be covered, by "all risks" property insurance of the type described above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable "all risks" fire and casualty insurance carried by the party whose property is damaged.

19. GOVERNMENT REQUIREMENTS. Tenant agrees to comply with all applicable laws, ordinances, orders, rules and regulations (state, federal and local) relating to the use or occupancy of the Premises specifically including, zoning and building codes, fire codes and life-safety codes ("Governmental Requirements") by Tenant as a tenant. Landlord warrants and represents to Tenant that, as of the date of execution of this Lease, the Building and the Premises comply with and satisfy Governmental Requirements in all material respects. To the extent the Building and the Premises is not in compliance with such Governmental Requirements, Landlord shall remedy and correct such noncompliance prior to the Commencement Date. Notwithstanding the foregoing, to the extent that any such alterations are required as a result of Tenant undertaking to construct the Tenant Improvements or other alterations or improvements during the Term, Tenant agrees to perform such alterations at its sole expense, and to otherwise comply with all Governmental Requirements as may be applicable to, or required as a result of, any such improvements undertaken by Tenant.

20. ASSIGNMENT AND SUBLETTING. Tenant may not, without the prior written consent of Landlord assign this Lease or any interest hereunder, or sublet the Premises or any part hereof, the use of this Lease by any party other than Tenant. Landlord shall be entitled to assign its rights and duties hereunder, so long as the assignee assumes all of its duties and obligations hereunder, including those related to the security deposit described in Section 34 below.

21. DEFAULT. If Tenant shall default in the payment of Base Rent herein reserved when due; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provisions requiring the payment of Rent, and fails to cure such default within thirty (30) days after written notice of such default is given to Tenant by Landlord or, if such default cannot be cured within thirty (30) days, Tenant shall not be in default if Tenant promptly commences and diligently proceeds the cure to completion as soon as possible and in all events within ninety (90) days; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's Property and such receiver is not removed; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Rent or any part thereof, is, or is proposed to be, reduced or payment thereof deferred; then, and in any of said events, Landlord, at its option, may exercise any or all of the remedies set forth in Section 22 below.

22. REMEDIES. Upon the occurrence of any default sat forth in Section 21 above which is not cured by Tenant within the applicable cure period provided therein, if any, Landlord may exercise all or any of the following remedies, in its sole and absolute discretion:



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         (a) terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under the Lease shall expire and terminate as of such date, Tenant shall remain liable for all obligations under this Lease up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tennant and its effects without being liable for prosecution or any claim of damages therefor;

         (b) terminate this Lease as provided in the immediately preceding subsection and recover from Tenant as damages by reason of Tenant's default the then present value of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the Term as originally scheduled hereunder; or

         (c) without terminating this Lease, and without notice to Tenant, Landlord may in its own name, but as agent for Tenant enter into and take possession of the Premises and re-let the Premises, or a portion thereof, as agent of Tenant upon any terms and conditions as Landlord may deem reasonably necessary or desirable. Upon any such re-letting, all rentals received by Land from such re-letting shall be applied first to the reasonable costs and reasonable attorneys' fees incurred by Landlord in accomplishing any such re-letting, and thereafter shall be applied to the Rent owed by Tenant to Landlord during the remainder of the term of this Lease and Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such re-letting as and when due hereunder.

23. DESTRUCTION OR DAMAGE.

         (a) If the Building or the Premises are totally destroyed by storm, fire, earthquake, or other casualty, or damaged to the extent that, in Landlord's reasonable opinion the damage cannot be restored within one hundred eighty (180) days at the date Landlord provides Tenant written nose of Landlord's reasonable estimate of the time necessary to restore the damage, or if the damage is not covered by standard "all risks" property insurance, or if the Landlord's lender, if any, requires that the insurance proceeds be applied to the loan secured by the Property, Landlord and Tenant shall each have the right to terminate this Lease effective as the date of such destruction or damage by written notice to the other on or before thirty (30) days following Landlord's notice described in the next sentence and Rent shall be accounted for as between Landlord and Tenant as of the date of such destruction or damage. Landlord shall provide Tenant with notice within forty five (45) days following the date of the damage of the estimated time needed to restore, and whether or not Landlord's lender requires the insurance proceeds be applied to its loan should either Landlord or Tenant elect to terminate this Lease pursuant to this provision, all insurance proceeds shall be payable to Landlord, except such amounts as may be due for losses exclusively insured for Tenant.

         (b) If the Premises are damaged by any such casualty or casualties but Landlord or Tenant is not entitled to or does not terminate this Lease as provided in subparagraph (a) above, this Lease shall remain in full force and


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effect, Landlord shall notify Tenant in writing within forty-five (45) days of the date of the damage that the damage will be restored (and will include Landlord's good faith estimate of the date the restoration will be complete), in which case Rent shall abate as to any portion of the Premises which is not usable, and Landlord shall restore the Premises to substantially the same condition as before the damage occurred as soon as practicable, whereupon full Rent shall recommence.

24. EMINENT DOMAIN. If the whole of the Building or Premises, or such portion thereof as will make the Building or Premises unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, then in either of said events, each of Landlord and Tenant may terminate this Lease by written notice to the ether and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of that date. If a portion of the Building or Premises is so taken, but not such amount as will make the Premises unusable in the reasonable judgment of Tenant for the purposes herein leased, this Lease shall continue in full force and effect, the Rent shall be reduced pro rata in proportion to the amount of the Premises so taken, and the Landlord shall promptly commence such repair and restoration work and thereafter continue the same with reasonable diligence to restore all affected portions of the Premises and Building to a quality, taking into account the extent and nature of the condemnation, equal to that existing immediately prior to such a taking.

25. ESTOPPELS.

         (a) TENANT'S ESTOPPEL. Tenant shall, from time to time, upon not more than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that to Tenant's knowledge Tenant is not in default hereunder and has no offsets or defenses against Landlord under this Lease, and whether or not to Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or by a mortgagee of Landlord's interest or assignee of any security deed upon Landlord's interest in the Premises. If Tenant fails to deliver such statement or objections thereto within such ten (10) day period, the statement delivered by Landlord shall conclusively be deemed to be correct and accurate.

         (b) LANDLORD'S ESTOPPEL. Landlord shall, from time to time, upon not less than ten (10) days prior written request by Tenant, execute, acknowledge and deliver to Tenant a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, whether or not Landlord is in default hereunder and to Landlord's knowledge whether or not it has any offsets or defenses against Tenant under this Lease, and whether or not to Landlord's knowledge Tenant is in default hereunder (and if so, specifying


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the nature of the default). If Landlord fails to deliver such statement or objections thereto within such ten (10) day period, the statement delivered by Tenant shall conclusively be deemed to be correct and accurate.

26. ATTORNEY'S FEES. In connection with any proceeding hereunder, the prevailing party shall be entitled to recover, on demand, all costs, expenses and fees, including reasonable attorneys' and paralegal fees through all trial and appellate levels and court costs, incurred in connection therewith.

27. WASTE DISPOSAL AND UTILITIES. All normal trash and waste shall be disposed of through the janitorial service at Tenant's expense. Tenant shall pay all utility charges, expenses and costs, relating to its tenancy at the Premises.

28. SURRENDER OF PREMISES. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, natural wear and tear, and casualty (if Landlord is entitled to possession due to a casualty or condemnation) excepted. Tenant shall not be required to remove any of its personalty or improvements therefrom. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be necessary without being guilty of forcible entry, detainer, trespass or other tort,

29. CLEANING PREMISES. Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and in the same condition when Tenant's possession commenced, natural wear and tear excepted.

30. CUMULATIVE RIGHTS. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law or in equity.

31. PARAGRAPH TITLES; SEVERABILITY. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the paragraph to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

32. DAMAGE OR THEFT OF PERSONAL PROPERTY. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for the theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the grossly negligent or willful act of the Landlord, its employees and agents (but not independent contractors).

33. HOLDING OVER. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, or of any renewal term, with Landlord's prior written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, and the monthly rental shall be equal


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to one hundred twenty percent (120%) the monthly Base Rent payable hereunder upon such expiration of the Term hereof. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

34. SECURITY DEPOSIT. Tenant, concurrently with the execution of this Lease, has deposited with Landlord FORTY FOUR THOUSAND FOUR HUNDRED SIXTEEN DOLLARS ($44,416.00) as a security deposit (the "Security Deposit"). The Security Deposit shall be retained by Landlord as security for the payment by Tenant of the Base Rent and for the faithful performance by Tenant of the terms and covenants of this Lease. It is agreed that Landlord, at Landlord's option, may at any time that Tenant is in default under this Lease and has not cured such default in accordance with the terms hereof, apply all or any part of the Security Deposit towards the payment of rent and all other sums payable by Tenant hereunder, and towards the performance of each and every of Tenant's covenants under this Lease, Tenant's covenants and liabilities under this Lease shall be discharged by such application of the Security Deposit only to the extent of the amount applied. If Landlord uses, applies or retains the whole or any part of the Security Deposit, Tenant shall replenish such amounts of the Security Deposit within twenty (20) days after being notified by the Landlord of the amount due.

35. QUIET ENJOYMENT. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the term hereof. Landlord shall not be responsible for the acts or omissions of any other tenant, Tenant or third party that may interfere with Tenant's use and enjoyment of the Premises.

36. INTENTIONALLY OMITTED.

37. ENTIRE AGREEMENT. Except as provided forth in the Exhibits attached hereto, this Lease contains the entire agreement of the parties and no presentations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

38. SUBMISSION OF AGREEMENT. This Lease is net binding or effective until (the "Effective Date") execution of this Lease and by and delivery to both Landlord and Tenant.

39. BROKER DISCLOSURE. Landlord represents that it has dealt with no broker. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim.

40. NOTICES. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses sat forth below. Any such notice shall be deemed given on the date sent or deposited for delivery in accordance


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with one of the permitted methods described above. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 40. The following are the initial notice addresses for each party. If to Landlord, 14101 N.W. 4th Street, Sunrise, FL 33325, and if to Tenant, 14001 N.W. 4th Street. Sunrise, FL 33325.

41. FORCE MAJEURE. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord's or Tenant's control (a "force majeure event") which results in the Landlord or Tenant being unable to timely perform its obligations under this Lease, so long as Landlord or Tenant, as applicable, diligently proceeds to perform such obligations after the end of the force majeure event, Landlord or Tenant, as applicable, shall not be in breach hereunder, this Lease shall not terminate, and Tenant's obligation to pay any Base Rent, additional rent, or any other charges and sums due and payable shall not be excused.

42. RADON GAS. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAYBE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

43. WAIVER OF LANDLORD'S LIEN. Notwithstanding anything herein to the contrary, Landlord waives all common law lien rights, if any, and all statutory lien rights that Landlord may have pursuant to FLORIDA STATUTES Chapter 83, with respect to all property now or hereafter placed in or upon the Premises by Tenant. Tenant agrees that the personal property identified on Exhibit "B" attached hereto belongs to Landlord and shall not be removed by Tenant.

44. ADDITIONAL CONSIDERATION. As additional consideration to Landlord for the execution of this Lease, Tenant shall and hereby does offer to Landlord (or an assignee of Landlord) effective the Effective Date Ten Thousand (10,000) shares of "DiamondDepot.Com" stock at an option price of Fifty ($.50) cents per share which option may be exercised by Landlord at any one time after the initial public offering of public securities of the Tenant.

45. TRIPLE NET LEASE. Tenant acknowledges and agrees that it is intended that this is a net lease that is completely carefree to the Landlord, except as expressly set out in this Lease; that the Landlord is not responsible during the Term for any costs, charges, expenses, and outlays of any nature whatsoever arising from or relating to the Premises, or the use and occupancy thereof by Tenant, or the contents thereof, or the business carried on therein; and the Tenant shall pay all charges, expenses, costs, and outlays of every nature and kind relating to the Premises except as expressly set out in this Lease.


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

46. POWER AND AUTHORITY. Each party represents and warrants to the other as follows: (a) it has the right, power and authority to enter into this Lease and that this Lease constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, and (b) the execution and delivery of this Lease by it and the consummation by it of this Lease: (i) do not and will not violate any conflict with any provision of law or regulation, or any order of any court, governmental or regulatory authority or agency, and (ii) do not and will not result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of his property or assets pursuant to any instrument or agreement to which it is a party or by which its properties may be bound or affected.



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



IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.


WITNESSES:                                   LANDLORD: MDR FITNESS CORPORATION

------------------------------------
Print Name:                                  By: /s/ Pat Riley
            ------------------------            -------------------------------
                                             Print Name:
                                                        -----------------------
                                             Title:
------------------------------------               ----------------------------
Print Name:
           -------------------------
                                             TENANT: DIAMONDDEPOT.COM, INC.
------------------------------------
Print Name:                                  By: /s/ Neeraj Gupta
            ------------------------            -------------------------------
                                             Print Name: Neeraj Gupta
                                                       ------------------------
                                             Title: President
------------------------------------               ----------------------------
Print Name:
          --------------------------


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